UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 18, 2021

Blue Whale Acquisition Corp I

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40706	98-1590107
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

PO Box 1093, Boundary Hall, Cricket Square, Grand Caymans Cayman Islands	KY1-1102
(Address of principal executive offices)	(Zip Code)

+1 (345) 949-8066

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-fourth of one redeemable warrant	BWCAU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	BWC	The Nasdaq Stock Market LLC
Redeemable warrants included as part of the units, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	BWCAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

As previously reported on a Current Report on Form 8-K of Blue Whale Acquisition Corp I (the “Company”), on August 13, 2021, the Company consummated its initial public offering (the “IPO”) of 20,000,000 units (the “Units”). Each Unit consists of one Class A ordinary share of the Company, par value $0.0001 per share (an “Ordinary Share”), and one-fourth of one redeemable warrant of the Company. Each whole warrant entitles the holder thereof to purchase one Ordinary Share for $11.50 per share, subject to adjustment. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $200,000,000. The Company granted the underwriters of the IPO (the “Underwriters”) a 45-day option to purchase up to an additional 3,000,000 units at the IPO price to cover over-allotments, if any. On August 16, 2021, the Underwriters partially exercised the over-allotment option and purchased an additional 2,940,811 Units from the Company (the “Over-Allotment Units”), generating gross proceeds of $29,408,110 and resulting in the issuance of an additional 326,757 Class F ordinary shares and 653,513 Class G ordinary shares to the Company’s sponsor, Blue Whale Sponsor I LLC (the “Sponsor”).

As previously reported on a Current Report on Form 8-K of the Company, substantially concurrently with the closing of the IPO, the Company completed the private sale of 3,000,000 warrants (the “Private Placement Warrants”) at a purchase price of $2.00 per Private Placement Warrant, to the Sponsor, generating gross proceeds to the Company of $6,000,000. In connection with the Underwriters’ partial exercise of their over-allotment option, the Sponsor purchased an additional 294,081 Private Placement Warrants (the “Additional Private Placement Warrants”), generating gross proceeds to the Company of approximately $588,162.20.

In connection with the closing and sale of the Over-Allotment Units and the Additional Private Placement Warrants (together, the “Over-Allotment Closing”), a total of $29,408,110 in proceeds from the Over-Allotment Closing (which amount includes $1,029,283.85 of the Underwriters’ deferred discount) was placed in a U.S.-based trust account at JP Morgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company, acting as trustee.

An audited balance sheet as of August 6, 2021 reflecting receipt of the proceeds upon consummation of the IPO and the sale of the Private Placement Warrants has been issued by the Company and previously filed as Exhibit 99.1 to a Current Report on Form 8-K on August 13, 2021. The Company’s unaudited pro forma balance sheet as of August 6, 2021, adjusted for the Over-Allotment Closing on August 18, 2021 is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description of Exhibits

99.1	Unaudited Pro Forma Balance Sheet as of August 6, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blue Whale Acquisition Corp I

Date: August 24, 2021	By:	/s/ Maxime Franzetti
Name: Maxime Franzetti
Title: Chief Executive Officer